Exhibit 10.1

ARBOR REALTY TRUST, INC.

2024 AMENDED OMNIBUS STOCK INCENTIVE PLAN

Approved by the Company's Stockholders on May 22, 2024

Section 1.              General Purpose of Plan; Definitions.

The name of this plan is the Arbor Realty Trust, Inc. 2024 Amended Omnibus Stock Incentive Plan (the "Plan"). The Plan is an amendment and restatement of the Arbor Realty Trust, Inc. 2020 Amended Omnibus Stock Incentive Plan (inclusive of the predecessor plans to such plan, the "Predecessor Plans").

The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

"ACM" means Arbor Commercial Mortgage, LLC, a New York limited liability company, or any successor.

"Administrator" means the Board, or if and to the extent the Board delegates the administration of the Plan to the Committee, such Committee in accordance with Section 2 below.

"Award" means any award under the Plan.

"Award Agreement" means, with respect to each Award, the agreement, which may be an electronic agreement, between the Company and the Participant setting forth the terms and conditions of the Award.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

"Committee" means a committee of the Board, which shall consist of two or more individuals, each of whom shall qualify as (i) a “nonemployee director” within the meaning of Rule 16b-3 and (ii) an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual. If at any time or to any extent the Board shall delegate the administration of the Plan to the Committee, then the functions of the Board specified in the Plan shall be exercised by the Committee.

"Common Stock" means the common stock, par value $0.01 per share, of the Company.

"Company" means Arbor Realty Trust, Inc., a Maryland corporation (or any successor corporation).

"Disability" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

"Eligible Recipient" means an officer, director, employee, consultant (including employees of ACM who provide services to the Company) or advisor of the Company or of any Parent or Subsidiary.

"Exercise Price" means the per share price, if any, at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

"Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion in accordance with Section 409A of the Code; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the average of the open and closing sale prices reported for such share on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share of Common Stock on any date shall be the average of the open and closing sale prices reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

"Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

"Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

"Option" means an option to purchase Shares granted pursuant to Section 6 below.

"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

"Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Options and/or awards of Restricted Stock.

"Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 7 below.

“Restricted Stock Unit” means a contractual right to receive Shares (or its then Fair Market Value in cash) in the future, subject to the satisfaction of vesting conditions.

"Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 4, and any successor security.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.              Administration.

The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority:

to select those Eligible Recipients who shall be Participants;

to determine whether and to what extent Options or awards of Restricted Stock or Restricted Stock Units are to be granted hereunder to Participants;

to determine the number of Shares to be covered by each Award granted hereunder;

to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder; and

to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock or Restricted Stock Units granted hereunder.

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.              Shares Subject to Plan.

The total number of shares of Common Stock reserved and available for issuance under the Plan (net of shares of Common Stock issued pursuant to awards made under the Predecessor Plans and shares of Common Stock subject to Awards outstanding under the Predecessor Plans as of the Effective Date (as defined Section 11)) shall be 17,000,000 shares, all of which may be granted in respect of Incentive Stock Options. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

To the extent that (i) any Option terminates or expires without exercise of the Option, or (ii) any Award of Restricted Stock or Restricted Stock Units is forfeited, cancelled or otherwise fails to vest (including any Option or Award of Restricted Stock or Restricted Stock Units made under the Predecessor Plans), the Shares subject to such terminated, expired or forfeited Award shall again be available for issuance in connection with future Awards granted under the Plan.

Section 4.              Corporate Transactions.

In the event of any merger, reorganization, consolidation, recapitalization, spin-off, combination, stock repurchase, stock split, reverse stock split, stock dividend, extraordinary dividend, or other change in corporate structure affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Price (if applicable) of Shares subject to outstanding Options or Restricted Stock Units granted under the Plan, (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Stock granted under the Plan and (iv) the limitation set forth in Section 6(i), in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 5.              Eligibility.

Eligible Recipients may be granted Options and/or awards of Restricted Stock or Restricted Stock Units. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.

The Administrator shall have the authority to grant to any Eligible Recipient who is an employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Nonqualified Stock Options, or both types of Options, and/or Restricted Stock or Restricted Stock Units. Non-employee Directors of the Company or of any Parent or Subsidiary, consultants (including employees of ACM) or advisors who are not also employees of the Company or of any Parent or Subsidiary may only be granted Options that are Nonqualified Stock Options and/or Restricted Stock or Restricted Stock Units.

Section 6.              Options.

Options may be granted alone or in addition to other awards of Restricted Stock or Restricted Stock Units granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

Option Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary), and (ii) in the case of Nonqualified Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date.

Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.

Method of Exercise. Subject to Section 6(c), Options may be exercised in whole or in part at any time during the Option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by (i) payment in full of the aggregate Exercise Price of the Shares so purchased in cash, (ii) delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate Exercise Price payable with respect to the Options' exercise; (iii) simultaneous sale through a broker reasonably acceptable to the Administrator of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) payment of the Exercise Price through such other method as the Administrator may authorize from time to time in its sole discretion.

In the event a grantee elects to pay the Exercise Price payable with respect to an Option pursuant to clause (ii) above: (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the Exercise Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (i) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the Exercise Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (ii) direction to the grantee's broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the Exercise Price is made by delivery of Common Stock, the difference, if any, between the aggregate Exercise Price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate Exercise Price payable with respect to the Option being exercised (plus any applicable taxes).

Non-Transferability of Options. Except as otherwise provided by the Administrator or in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

Termination of Employment or Service. The rights of Participants granted Options upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason prior to the exercise of such Options shall be set forth in the Award Agreement governing such Options.

Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Nonqualified Stock Options.

Rights as Stockholder. An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 10(d) hereof and, if requested, has given the representation described in Section 10(b) hereof.

Annual Limitation. No Eligible Recipient will be granted Options for more than 250,000 shares of Common Stock during any single calendar year.

No Repricing. Other than with respect to an adjustment described in Section 4, in no event shall the Exercise Price of an Option be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price or in exchange for another type of Award or cash payment without approval of the Company's stockholders.

Section 7.              Restricted Stock; Unrestricted Stock; Restricted Stock Units.

Awards of Restricted Stock may be issued either alone or in addition to Options or Restricted Stock Units granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b)), if any, applicable to awards of Restricted Stock. The Administrator may also condition the grant of the award of Restricted Stock upon the exercise of Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

Awards and Certificates. The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a "Restricted Stock Award Agreement") and delivered a fully executed copy thereof to the Company, which may be delivered electronically, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 7(b), each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. Awards may also be documented via book entry, in which case the applicable restrictions will be indicated with respect to such book entry.

The Company may require that the stock certificates evidencing Restricted Stock granted hereunder, if any, be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

Restrictions and Conditions. The awards of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such Award, during such period, if any, as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.

Except as provided in Section 7(b)(i), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

The rights of Participants granted awards of Restricted Stock upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement governing such Awards.

Unrestricted Shares. Awards of unrestricted (fully vested) Shares may also be made under the Plan, in the discretion of the Administrator.

Restricted Stock Units. The Administrator shall have the authority to determine the Eligible Recipients to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each such Participant, the conditions under which the Restricted Stock Units may become vested or forfeited and such other terms and conditions, as the Administrator may determine, that are not inconsistent with the provisions of the Plan. Payment with respect to Restricted Stock Units shall be made in cash, in Shares, or in a combination of cash and Shares, as determined by the Administrator. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Shares subject thereto have been issued to the Participant.

Section 8.              Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. The Board shall obtain approval of the Company's stockholders for an amendment to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement.

The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 9.              Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10.            General Provisions.

Shares shall not be issued pursuant to any Award granted hereunder unless such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. Corresponding restrictions may be applied to Shares evidenced via book entry.

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

Any delivery of Shares hereunder shall be subject to the satisfaction by the Participant of applicable withholding requirements. Unless otherwise determined by the Administrator, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or the delivery of Restricted Stock or Restricted Stock Units upon grant or vesting, as the case may be. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver Shares of Common Stock pursuant to this Section 10(d), such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) with respect to the delivery of Common Stock in payment of the Exercise Price of Options.

No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Awards made under the Plan shall be subject to the Arbor Realty Trust, Inc. Clawback Policy (the “Clawback Policy”), as in effect from time to time and recipients of Awards shall be deemed to have consented and agreed to the application of the Clawback Policy.

Section 11.            Effective Date of Plan.

The Plan has been adopted and approved by the Board and shall become effective as of May 22, 2024 (the "Effective Date"), subject to the approval of the stockholders of the Company.

Section 12.            Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 13.            Governing Law.

This Plan and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.